Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2015 THIRD QUARTER RESULTS

Third Quarter 2015 Highlights from Continuing Operations:

•Diluted earnings per share of $0.62
•Aerospace operating profit margin of 20.2%
•Distribution operating profit margin of 4.9%
•Year-to-date free cash flow* generation of $61.7 million

BLOOMFIELD, Connecticut (October 29, 2015) - Kaman Corp. (NYSE:KAMN) today reported financial results for the third fiscal quarter ended October 2, 2015.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the Three Months Ended
	October 2, 2015	September 26, 2014	Change
Net sales from continuing operations:
Distribution	$296,312	$302,294	$(5,982)
Aerospace	137,430	153,761	(16,331)
Net sales	$433,742	$456,055	$(22,313)

Operating income from continuing operations:
Distribution	$14,422	$14,561	$(139)
% of sales	4.9%	4.8%	0.1%
Aerospace	27,801	26,813	988
% of sales	20.2%	17.4%	2.8%
Net gain (loss) on sale of assets	10	(55)	65
Corporate expense	(12,450)	(14,082)	1,632
Operating income	$29,783	$27,237	$2,546

Adjusted EBITDA*:
Distribution	$18,503	$18,667	$(164)
Aerospace	31,748	30,715	1,033
Net gain (loss) on sale of assets	10	(55)	65
Corporate expense	(11,252)	(12,698)	1,446
Adjusted EBITDA*	$39,009	$36,629	$2,380

Adjusted diluted earnings per share from continuing operations*	$0.62	$0.64	$(0.02)

Neal J. Keating, Chairman, President and Chief Executive Officer, said, “Third quarter performance was led by a 20.2% operating margin at Aerospace and continued expense control across the company resulting in diluted earnings per share of $0.62 for the third quarter. Aerospace continues to be driven by improved operating performance from our bearing products and direct sales of the JPF to foreign militaries. Looking ahead, increased interest in the JPF from our customers has prompted us to take steps to increase production capacity in 2016 and beyond. We are also planning an expansion of our domestic production capacity for our bearings products to meet increased demand.
At Distribution, we achieved an operating margin of 4.9% for the quarter despite continued weakness in industrial markets which put pressure on our top line for the period. Operating income dollars were flat for the quarter as compared to the third quarter of the prior year on a decline in sales of 5.2%, when measured on a sales-per-sales day basis. This demonstrates our disciplined cost control which mitigated the negative impact of lower sales levels.
Finally, last week we acquired Timken Alcor Aerospace Technologies, Inc., which has been renamed EXTEX Engineered Products, Inc. This is the first acquisition in our Aerospace segment since 2011 and expands our offerings of engineered products in the Aerospace MRO market. We have begun integrating this acquisition into our Aerospace segment and expect it to be accretive in 2016.”

Chief Financial Officer, Robert D. Starr, stated, “We had another quarter of strong free cash flow*, generating $26.7 million and bringing our year-to-date free cash flow* to $61.7 million, or 119% of our net earnings. This allowed us to execute our share repurchase program and pay down debt, reducing our debt to capital ratio by 370 bps to 31.5% at the end of the quarter. The strength of our balance sheet supports our ongoing effort to pursue strategic acquisitions to grow our business.
As we look ahead to the fourth quarter, we are revising our outlook for the full year. At Distribution, a number of the end markets we serve continue to show reduced demand which resulted in weaker than expected revenues in the quarter. We are projecting continued weakness for the remainder of the year and are reducing Distribution's forecasted sales range to $1,175 million - $1,200 million and we are modestly reducing our operating margin range for the year to 4.6% - 4.7%. We believe these margin rates can be achieved as we continue to strive to match our cost structure with current revenues.
At Aerospace, improved operational performance and a favorable sales mix continue to deliver strong operating margins. Based on our anticipated sales mix and program timing for the fourth quarter we are lowering our forecasted sales range to $600 million - $610 million; however, we now expect the improved operating margin performance seen through the first nine months of the year to continue so we are raising our operating margin outlook for the year to 19.3% - 19.5% from our previously reported range of 18.1% - 18.4%.
We now expect Corporate expense to be $54.0 million to $55.0 million, primarily related to higher acquisition expenses.
We are very pleased with the results for the third quarter which were achieved in the face of challenging market conditions, demonstrating the underlying strength of our Company and the dedication and talent of our employees who make it possible.”

2015 Outlook

Our revised 2015 outlook is as follows:

•	Distribution:

◦	Sales of $1,175 million to $1,200 million

◦	Operating margins of 4.6% to 4.7%

•	Aerospace:

◦	Sales of $600 million to $610 million

◦	Operating margins of 19.3% to 19.5%

•	Interest expense of approximately $13 million

•	Corporate expenses of $54 million to $55 million

•	Estimated annualized tax rate of approximately 31%

•	Depreciation and amortization expense of approximately $40 million

•	Capital expenditures of $30 million to $40 million

•	Free cash flow* in the range of $75 million to $90 million

Please see the MD&A section of the Company's SEC Form 10-Q filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, October 30, 2015, at 8:30 AM ET. Listeners may access the call live by telephone at (866) 291-5954 and from outside the U.S. at (412) 455-6203 using the passcode: 30840357; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the passcode: 30840357. In its discussion, management may include certain non-GAAP measures related to company performance. If so, a reconciliation of that information to GAAP, if not provided in this release, will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Table 2. Summary of Segment Information (in thousands)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2015	September 26, 2014	October 2, 2015	September 26, 2014
Net sales:
Distribution	$296,312	$302,294	$911,832	$859,305
Aerospace	137,430	153,761	411,016	457,726
Net sales	$433,742	$456,055	$1,322,848	$1,317,031

Operating income:
Distribution	$14,422	$14,561	$42,789	$42,470
Aerospace	27,801	26,813	78,775	75,515
Net gain (loss) on sale of assets	10	(55)	415	(228)
Corporate expense	(12,450)	(14,082)	(39,435)	(40,494)
Operating income	$29,783	$27,237	$82,544	$77,263

Table 3. Depreciation and Amortization by Segment (in thousands)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2015	September 26, 2014	October 2, 2015	September 26, 2014
Depreciation and Amortization:
Distribution
Depreciation	$2,074	$2,111	$6,233	$4,877
Amortization	2,007	1,995	6,108	5,427
Total	$4,081	$4,106	$12,341	$10,304
Aerospace
Depreciation	$3,074	$3,037	$9,085	$9,119
Amortization	873	865	2,582	2,549
Total	$3,947	$3,902	$11,667	$11,668
Corporate
Depreciation	$874	$988	$2,633	$3,154
Amortization	324	396	1,168	1,182
Total	$1,198	$1,384	$3,801	$4,336

Non-GAAP Measures Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is calculated for our consolidated results as well as the results of our reportable segments. Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestment or other discretionary uses. Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. No other adjustments were made during the three-month or nine-month fiscal period ended October 2, 2015, and September 26, 2014. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures, "Operating Income" and "Depreciation and Amortization".

Table 4. Adjusted EBITDA (in thousands)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2015	September 26, 2014	October 2, 2015	September 26, 2014
Adjusted EBITDA
Distribution
Operating Income	$14,422	$14,561	$42,789	$42,470
Depreciation and Amortization	4,081	4,106	12,341	10,304
Adjusted EBITDA	$18,503	$18,667	$55,130	$52,774

Aerospace
Operating Income	$27,801	$26,813	$78,775	$75,515
Depreciation and Amortization	3,947	3,902	11,667	11,668
Adjusted EBITDA	$31,748	$30,715	$90,442	$87,183

Corporate expense
Operating expense	$(12,450)	$(14,082)	$(39,435)	$(40,494)
Depreciation and Amortization	1,198	1,384	3,801	4,336
Adjusted EBITDA	$(11,252)	$(12,698)	$(35,634)	$(36,158)

Net gain (loss) on sale of assets	10	(55)	415	(228)
Total Adjusted EBITDA	$39,009	$36,629	$110,353	$103,571

Organic Sales per Sales Day - Organic sales per sales day is defined as GAAP net sales of the Distribution segment less sales derived from acquisitions, divided by the number of sales days in a given period. Sales days are essentially days that the Company's branch locations are open for business and exclude weekends and holidays. Management believes organic sales per sales day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differs.

The following table illustrates the calculation of organic sales per sales day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” from the Company's Form 10-Q filed with the Securities and Exchange Commission on October 29, 2015. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating organic sales per sales day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the Three Months Ended		For the Nine Months Ended
		October 2, 2015	September 26, 2014	October 2, 2015	September 26, 2014
Current period
Net sales: Distribution		$296,312	$302,294	$911,832	$859,305
Acquisition sales		5,098	31,069	47,893	63,605
Organic sales		$291,214	$271,225	$863,939	$795,700
Sales days		64	63	193	189
Organic sales per sales day for the current period	a	$4,550	$4,305	$4,476	$4,210

Prior period
Net sales from the prior year		$302,294	$266,108	$859,305	$779,770
Sales days from the prior year		63	63	189	190
Sales per sales day from the prior year	b	$4,798	$4,224	$4,547	$4,104

% change	(a-b)÷b	(5.2)%	1.9%	(1.6)%	2.6%

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment”. Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Consolidated Statements of Cash Flows included in this release.

Table 6. Free Cash Flow from continuing operations (in thousands)
	For the Nine Months Ended	For the Six Months Ended	For the Three Months Ended
	October 2, 2015	July 3, 2015	October 2, 2015
Net cash provided by operating activities	$84,827	$48,489	$36,338
Expenditures for property, plant & equipment	(23,130)	(13,475)	(9,655)
Free Cash Flow	$61,697	$35,014	$26,683

Table 7. Free Cash Flow - 2015 Outlook (in millions)	2015 Outlook
Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$130.0
Expenditures for property, plant and equipment	30.0	to	40.0
Free Cash Flow	$75.0	to	$90.0

Debt to Capitalization Ratio - Debt to capitalization ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Notes payable” plus “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that debt to capitalization is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of debt to capitalization using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 8. Debt to Capitalization (in thousands)
	October 2, 2015	December 31, 2014
Notes payable	$—	$—
Current portion of long-term debt	5,000	10,000
Long-term debt, excluding current portion	251,149	271,232
Debt	256,149	281,232
Total shareholders' equity	556,053	517,665
Capitalization	$812,202	$798,897
Debt to capitalization	31.5%	35.2%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as net earnings and diluted earnings per share, less items that are not indicative of the operating performance of the business for the period presented. These items are included in the reconciliation below. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statement of Operations” from the Company's Form 10-Q filed with the Securities and Exchange Commission on October 29, 2015.

Table 9. Reconciliation of Non-GAAP Financial Information - Net Earnings
(In thousands except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2015	September 26, 2014	October 2, 2015	September 26, 2014
ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE:
GAAP Earnings from continuing operations, as reported	$17,224	$15,797	$51,664	$44,450
Recognition of tax benefit from tax law changes	—	—	(4,402)	—
Severance costs, net of tax	—	367	425	367
Cost associated with the sale of Moosup	—	1,544	—	1,544
Adjusted net earnings from continuing operations	$17,224	$17,708	$47,687	$46,361
GAAP diluted earnings per share from continuing operations	$0.62	$0.57	$1.85	$1.60
Recognition of tax benefit from tax law changes	—	—	(0.16)	—
Severance costs, net of tax	—	0.01	0.02	0.01
Costs associated with the sale of Moosup	—	0.06	—	0.06
Adjusted diluted earnings per share from continuing operations	$0.62	$0.64	$1.71	$1.67
Diluted weighted average shares outstanding	27,770	27,862	27,915	27,766

Adjusted operating income for Distribution - Adjusted operating income for Distribution is defined as operating income for Distribution, less items that are not indicative of the operating performance of Distribution for the period presented. These items are included in the reconciliation below. Management uses Adjusted operating income to evaluate performance period over period, to analyze the underlying trends and to assess performance relative to competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted operating profit for Distribution using Footnote 15, Segment and Geographic Information, to the Condensed Consolidated Financial Statements from the Company's Form 10-Q filed with the Securities and Exchange Commission on October 29, 2015.

Table 10. Reconciliation of Non-GAAP Financial Information - Distribution
(In thousands)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2015	September 26, 2014	October 2, 2015	September 26, 2014
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$296,312	$302,294	$911,832	$859,305
GAAP operating income from continuing operations - Distribution segment	$14,422	$14,561	$42,789	$42,470
% of GAAP net sales from continuing operations	4.9%	4.8%	4.7%	4.9%
Severance costs at Distribution	$—	$550	$—	$550
Non-GAAP adjusted operating income - Distribution segment	$14,422	$15,111	$42,789	$43,020
% of adjusted net sales	4.9%	5.0%	4.7%	5.0%

About Kaman Corporation
Kaman Corporation (NYSE:KAMN), which was founded in 1945 by aviation pioneer Charles H. Kaman is headquartered in Bloomfield, Connecticut. Kaman conducts business in the aerospace and distribution markets. The Company is a leading distributor of industrial parts, and operates more than 240 customer service centers and five distribution centers across the United States and Puerto Rico.  Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry. Kaman also provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. Additionally, the company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; K-MAX® medium-to-heavy lift helicopters; and support for the company's SH-2G Super Seasprite maritime helicopters and K-MAX® aircraft. More information is available at www.kaman.com.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) future repurchases and/or issuances of common stock; and (xxii) other risks and uncertainties set forth herein and in our 2014 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2015	September 26, 2014	October 2, 2015	September 26, 2014
Net sales	$433,742	$456,055	$1,322,848	$1,317,031
Cost of sales	303,816	326,690	933,059	945,117
Gross profit	129,926	129,365	389,789	371,914
Selling, general and administrative expenses	100,153	102,073	307,660	294,423
Net (gain) loss on sale of assets	(10)	55	(415)	228
Operating income	29,783	27,237	82,544	77,263
Interest expense, net	3,208	3,438	9,757	9,942
Other expense, net	185	220	120	540
Earnings from continuing operations before income taxes	26,390	23,579	72,667	66,781
Income tax expense	9,166	7,782	21,003	22,331
Earnings from continuing operations	17,224	15,797	51,664	44,450
Losses from discontinued operations, net of taxes	—	(924)	—	(1,926)
Gain (loss) on disposal of discontinued operations, net of taxes	—	(94)	—	285
Net earnings	$17,224	$14,779	$51,664	$42,809

Earnings per share:
Basic earnings per share from continuing operations	$0.63	$0.58	$1.90	$1.64
Basic loss per share from discontinued operations	—	(0.03)	—	(0.07)
Basic earnings per share from disposal of discontinued operations	—	—	—	0.01
Basic earnings per share	$0.63	$0.55	$1.90	$1.58

Diluted earnings per share from continuing operations	$0.62	$0.57	$1.85	$1.60
Diluted loss per share from discontinued operations	—	(0.04)	—	(0.07)
Diluted earnings per share from disposal of discontinued operations	—	—	—	0.01
Diluted earnings per share	$0.62	$0.53	$1.85	$1.54
Average shares outstanding:
Basic	27,179	27,113	27,203	27,025
Diluted	27,770	27,862	27,915	27,766
Dividends declared per share	$0.18	$0.16	$0.54	$0.48

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	October 2, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$11,579	$12,411
Accounts receivable, net	233,113	234,648
Inventories	370,391	359,741
Deferred income taxes	25,220	25,888
Income tax refunds receivable	3,493	—
Other current assets	35,960	29,568
Total current assets	679,756	662,256
Property, plant and equipment, net of accumulated depreciation of $197,253 and $183,829, respectively	150,042	147,825
Goodwill	246,035	238,581
Other intangible assets, net	89,635	94,491
Deferred income taxes	33,401	34,784
Other assets	24,835	23,268
Total assets	$1,223,704	$1,201,205
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	5,000	10,000
Accounts payable – trade	132,668	116,787
Accrued salaries and wages	35,136	42,214
Advances on contracts	13,916	2,406
Other accruals and payables	50,154	47,583
Income taxes payable	3,252	2,734
Total current liabilities	240,126	221,724
Long-term debt, excluding current portion	251,149	271,232
Deferred income taxes	2,247	3,391
Underfunded pension	129,682	141,546
Other long-term liabilities	44,447	45,647
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,710,821 and 27,518,226 shares issued, respectively	27,711	27,518
Additional paid-in capital	154,912	145,845
Retained earnings	516,962	479,984
Accumulated other comprehensive income (loss)	(125,222)	(126,261)
Less 599,852 and 385,942 shares of common stock, respectively, held in treasury, at cost	(18,310)	(9,421)
Total shareholders’ equity	556,053	517,665
Total liabilities and shareholders’ equity	$1,223,704	$1,201,205

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Nine Months Ended
	October 2, 2015	September 26, 2014
Cash flows from operating activities:
Earnings from continuing operations	$51,664	$44,450
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	27,809	26,308
Accretion of convertible notes discount	1,516	1,439
Provision for doubtful accounts	1,925	241
Net loss on sale of assets	(415)	228
Net gain (loss) on derivative instruments	423	615
Stock compensation expense	5,304	4,307
Excess tax benefit from share-based compensation arrangements	(324)	(766)
Deferred income taxes	(2,001)	8,669
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	1,583	(41,505)
Inventories	(10,430)	18,969
Income tax refunds receivable	(3,493)	(1,037)
Other current assets	(6,498)	(1,064)
Accounts payable - trade	18,051	(5,539)
Accrued contract losses	28	(1,613)
Advances on contracts	11,511	(8,119)
Other accruals and payables	(5,807)	11,592
Income taxes payable	529	(977)
Pension liabilities	(4,225)	(8,430)
Other long-term liabilities	(2,323)	(2,636)
Net cash provided by (used in) operating activities of continuing operations	$84,827	$45,132
Net cash provided by operating activities of discontinued operations	—	(1,378)
Net cash provided by (used in) operating activities	$84,827	$43,754
Cash flows from investing activities:
Proceeds from sale of assets	$660	$28
Expenditures for property, plant & equipment	(23,130)	(22,177)
Acquisition of businesses	(11,877)	(77,018)
Other, net	(696)	(1,205)
Cash used in investing activities of continuing operations	$(35,043)	$(100,372)
Cash used in investing activities of discontinued operations	—	2
Cash used in investing activities	$(35,043)	$(100,370)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	$(43,291)	$66,978
Proceeds from issuance of long-term debt	100,000	—
Debt repayment	(82,500)	(5,000)
Net change in book overdraft	(3,537)	1,893
Proceeds from exercise of employee stock awards	4,024	5,387
Purchase of treasury shares	(8,642)	(845)
Dividends paid	(14,140)	(12,950)
Debt issuance costs	(2,271)	—
Other	(117)	—
Windfall tax benefit	324	766
Cash provided by financing activities of continuing operations	$(50,150)	$56,229
Cash provided by financing activities of discontinued operations	—	—
Cash provided by financing activities	$(50,150)	$56,229
Net increase (decrease) in cash and cash equivalents	(366)	(387)
Effect of exchange rate changes on cash and cash equivalents	(466)	(237)
Cash and cash equivalents at beginning of period	12,411	10,384
Cash and cash equivalents at end of period	$11,579	$9,760